UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________
FORM 8-K
______________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 1, 2023
KBS REAL ESTATE INVESTMENT TRUST III, INC.
(Exact Name of Registrant as Specified in Its Charter)
______________________________________________________

Maryland	000-54687	27-1627696
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

800 Newport Center Drive, Suite 700
Newport Beach, California 92660
(Address of principal executive offices)
Registrant's telephone number, including area code: (949) 417-6500
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 8.01 OTHER EVENTS
Accenture Tower Revolving Loan
On November 2, 2020, KBS Real Estate Investment Trust III, Inc. (“the Company”), through an indirect wholly owned subsidiary (the “Accenture Tower Borrower”), entered into a three-year loan facility with U.S. Bank, National Association, as administrative agent, joint lead arranger and co-book runner; Bank of America, N.A., as syndication agent, joint lead arranger and co-book runner; and Deutsche Pfandbriefbank AG (together, with the National Bank of Kuwait S.A.K.P. Grand Caymans Branch (which was subsequently added as a lender), the “Accenture Tower Lenders”), for a committed amount of up to $375.0 million (as amended and modified, the “Accenture Tower Revolving Loan”), of which $281.3 million was term debt and $93.7 million was revolving debt. The Accenture Tower Revolving Loan is secured by Accenture Tower.
The Accenture Tower Revolving Loan had a maturity date of November 2, 2023, with two 12-month extension options, subject to certain terms and conditions contained in the loan documents. On November 2, 2023, the Company, through the Accenture Tower Borrower, entered into a second modification agreement with the Accenture Tower Lenders to extend the initial maturity date of the Accenture Tower Revolving Loan to December 4, 2023. The two 12-month extension options pursuant to the loan agreement remained available from the original maturity date of November 2, 2023, in each case subject to certain terms and conditions contained in the loan documents.
On December 1, 2023, the Company, through the Accenture Tower Borrower, exercised its first extension option pursuant to the loan agreement and extended the maturity date of the Accenture Tower Revolving Loan to November 2, 2024 (the “First Extension Option”). One 12-month extension option remains available pursuant to the loan agreement, subject to certain terms and conditions contained in the loan documents. In connection with the First Extension Option, the borrowing capacity under the Accenture Tower Revolving Loan was reduced to $306.0 million, of which $229.5 million was term debt and $76.5 million was revolving debt. As of December 1, 2023, the outstanding principal balance of the Accenture Tower Revolving Loan was $281.3 million, which consisted of $229.5 million of term debt and $51.8 million of revolving debt. As of December 1, 2023, an additional $24.7 million of revolving debt remained available for future disbursements, subject to certain terms and conditions set forth in the loan agreement.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KBS REAL ESTATE INVESTMENT TRUST III, INC.

Dated: December 7, 2023	BY:	/s/ Jeffrey K. Waldvogel
Jeffrey K. Waldvogel
Chief Financial Officer, Treasurer and Secretary